UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008 (May 29, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices)

806-771-5212
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Granted to Niv Krikov

On May 29, 2008, the Board of Directors of Xfone, Inc. (the "Registrant"), following the recommendation of the Compensation Committee of the Board of Directors, granted a bonus of $30,000 to Mr. Niv Krikov, the Registrant’s Treasurer, Chief Financial Officer and Principal Accounting Officer. The bonus was granted to Mr. Krikov in consideration for his efforts and services to the Registrant to date.

All other employment terms of Mr. Krikov, including the amount of his annual salary, remain unchanged.  The details of such employment terms are available in the Registrant’s Current Reports on Form 8-K filed on May 9, 2007 and August 13, 2007.

Increased Monthly Fees under Consulting Agreements with Abraham Keinan and Guy Nissenson

Effective as of June 1, 2008, the Registrant’s Board of Directors, following the recommendation of the Audit Committee and the Compensation Committee of the Board of Directors, approved (i) an increased monthly fee of £16,000 ($31,581) increased from £10,000 ($19,738) to be paid to Mr. Abraham Keinan under the previously disclosed consulting agreement between the Registrant and Mr. Keinan, with an effective date of January 1, 2007, and (ii) an increased monthly fee of £16,000 ($31,581) increased from £10,000 ($19,738) to be paid to Mr. Guy Nissenson under the previously disclosed consulting agreement between Mr. Nissenson and the Registrant with an effective date of January 1, 2007.

The increase in fees was determined in accordance with the terms of the consulting agreements, which provide that once a calendar year the Registrant’s Board of Directors shall consider approving an increase to the fee that is paid to Messrs. Keinan and Nissenson under the agreements. Such Board approval is subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee.

The consulting agreements also provide for the Registrant’s Board of Directors to consider a grant of success bonus to Mr. Keinan and Mr. Nissenson, which shall be done from time to time, but not less than once a calendar year.  Each of Mr. Keinan and Mr. Nissenson waived his bonus for 2007 to which he is entitled pursuant to this provision.

The consulting agreements with Mr. Keinan and Mr. Nissenson were filed as Exhibits 10.98 and 10.100, respectively, to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, which was filed on March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: May 29, 2008	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director